NEWS RELEASE
FOR IMMEDIATE RELEASE

Cascade Bancorp to Present at the KBW Community Bank Conference

Bend, Ore. - July 28, 2016 - Cascade Bancorp (NASDAQ: CACB) (“Company” or “Cascade”), the holding company for Bank of the Cascades (“Bank”), today announced that Charles Reeves, President and Chief Operating Officer, and Patrick Hartman, Chief Accounting Officer, will present at the KBW Community Bank Conference in New York. The presentation is scheduled to begin at 3:00 p.m. (Eastern Time), on Tuesday, August 2, 2016.
Interested investors and other parties may listen to a simultaneous webcast of the presentation by logging onto the Investor Relations section of the Company's website at www.botc.com. Presentation materials will also be available on the investor relations section of the Company’s website. The on-line replay will remain available for 180 days, following the presentation.

About Cascade Bancorp and Bank of the Cascades

Cascade Bancorp (NASDAQ: CACB), headquartered in Bend, Oregon, and its wholly owned subsidiary, Bank of the Cascades, operates in the Pacific Northwest. Founded in 1977, Bank of the Cascades offers full-service community banking through 48 branches in Oregon, Idaho and Washington. The Bank has a business strategy that focuses on delivering the best in community banking for the financial well-being of customers and shareholders. It executes its strategy through the consistent delivery of full relationship banking focused on attracting and retaining value-driven customers. For further information, please visit our website at www.botc.com.

CONTACT:
Terry E. Zink, President and Chief Executive Officer, Cascade Bancorp (541) 617-3527
Gregory D. Newton, EVP and Chief Financial Officer, Cascade Bancorp (541) 617-3526
Charles Reeves, President and Chief Operating Officer, Bank of the Cascades (541) 617-3557